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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS
CHENIERE ENERGY, INC.

As independent public accountants, we hereby consent to the incorporation by reference of our report in the Cheniere Energy, Inc. Annual Report on Form 10-K for the year ended August 31, 1997 (and to all references to our firm) in this Registration Statement on Form S-3.


                                  /S/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                  Certified Public Accountants

April 9, 1998
New York, New York